UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

Nexstar Media Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50478	23-3083125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700, Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 373-8800

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On September 19, 2019 (the “Closing Date”), Tribune Media Company, a Delaware corporation (“Tribune”), became a wholly owned subsidiary of Nexstar Media Group, Inc. (“Nexstar”) as a result of the merger of Titan Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Nexstar (“Merger Sub”), with and into Tribune (the “Merger”), with Tribune surviving the Merger as a wholly owned subsidiary of Nexstar. The Merger was effected pursuant to the previously announced Agreement and Plan of Merger, dated as of November 30, 2018 (the “Merger Agreement”), by and among Nexstar, Merger Sub and Tribune.

Substantially concurrently with Nexstar’s acquisition of Tribune, Nexstar also completed the previously announced sale of the assets of 21 television stations in 16 markets for a total consideration of approximately $1.33 billion (inclusive of a purchase price adjustment for two Indianapolis stations sold to Circle City Broadcasting).

Item 1.01	Entry into a Material Definitive Agreement

Credit Commitment

On the Closing Date, in connection with the consummation of Nexstar’s acquisition of Tribune, Nexstar entered into that certain Amendment No. 3 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of January 17, 2017 (as amended by that Amendment No. 1, dated as of July 19, 2017, that Amendment No. 2, dated as of October 26, 2018, the Credit Agreement Amendment and as otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Nexstar Broadcasting, Inc., a wholly-owned subsidiary of Nexstar (“NBI”), as the borrower, Nexstar, as a holding company, Bank of America, N.A., as administrative agent and the financial institutions from time to time party thereto as lenders, pursuant to which NBI will have (i) an incremental senior secured term A loan facility in an aggregate principal amount of $675 million and (ii) an incremental senior secured term B loan facility in an aggregate principal amount of $3,065 million. The proceeds of the term loan facilities will be used to fund a portion of the cash consideration to former Tribune stockholders under the Merger Agreement, to repay outstanding indebtedness of Tribune and to pay transaction expenses. The term B loan facility will be issued at a price equal to 99.50% of its face value and will bear interest at the LIBOR rate plus 2.75%, with a step down to the LIBOR rate plus 2.50% at 0.75x inside of closing date first lien net leverage, with a 0.0% LIBOR floor and will have a seven year maturity. The term A loan facility will be issued at par and will bear interest at the LIBOR rate plus 1.75%, subject to a leverage based pricing grid and will have a five year maturity.

The foregoing descriptions of the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Nexstar 2027 Notes Indenture

On July 3, 2019, Nexstar Escrow, Inc., a wholly owned subsidiary of Nexstar (the “Escrow Issuer”), completed the issuance and sale of $1,120.0 million aggregate principal amount of 5.625% senior notes due 2027 (the “Nexstar 2027 Notes”). The Nexstar 2027 Notes were issued pursuant to an Indenture, dated July 3, 2019 (the “Indenture”), by and between the Escrow Issuer, as issuer, and Citibank, N.A., as trustee (the “Trustee”). Proceeds from the issuance of the Nexstar 2027 Notes, which were deposited into an escrow account on July 3, 2019, were released to Nexstar substantially simultaneously with the effective time of the Merger (the “Effective Time”) and used to fund a portion of the Merger Consideration (as defined below). Immediately following the consummation of Nexstar’s acquisition of Tribune, the Escrow Issuer was merged with and into NBI, with NBI surviving the merger (the “Escrow Merger”). Following the Escrow Merger, Nexstar, Mission Broadcasting, Inc. (“Mission”), NBI, certain restricted subsidiaries of NBI and the Trustee entered into a supplement to the Indenture (the “Nexstar 2027 Notes Supplemental Indenture”), whereby NBI assumed the obligations of the Escrow Issuer under the Indenture and the Nexstar 2027 Notes, and Nexstar, certain restricted subsidiaries of NBI and Mission provided guarantees of the Nexstar 2027 Notes under the Indenture (subject to the definition of “Guarantee” in the Indenture).

The Nexstar 2027 Notes and the related guarantees are senior obligations of NBI and the guarantors, rank equal in right of payment with all the existing and future senior indebtedness of NBI and the guarantors and rank senior in right of payment to all of the future subordinated indebtedness of NBI and the guarantors. The Nexstar 2027 Notes and the guarantees are effectively subordinated to the secured indebtedness of NBI and the guarantors to the extent of the value of the assets securing such secured indebtedness.

The Nexstar 2027 Notes will mature on July 15, 2027. Interest on the Nexstar 2027 Notes accrues at a rate of 5.625% per annum and is payable semiannually in arrears on January 15 and July 15 of each year, commencing on January 15, 2020. NBI is obligated to make each interest payment to the holders of record of the Nexstar 2027 Notes on the immediately preceding January 1 and July 1.

NBI has the option to redeem all or a portion of the Nexstar 2027 Notes at any time prior to July 15, 2022 at a price equal to 100% of the principal amount of the Nexstar 2027 Notes redeemed plus accrued and unpaid interest to the redemption date plus a “make-whole” premium. At any time on or after July 15, 2022, NBI may redeem the Nexstar 2027 Notes, in whole or in part, at the redemption prices set forth in the Indenture. At any time before July 15, 2022, NBI may also redeem up to 40% of the aggregate principal amount of the Nexstar 2027 Notes at a redemption price of 105.625% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.Upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture), each holder of the Nexstar 2027 Notes may require NBI to repurchase all or a portion of the Nexstar 2027 Notes in cash at a price equal to 101% of the aggregate principal amount of the Nexstar 2027 Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Indenture contains covenants that limit, among other things, the ability of NBI and its restricted subsidiaries to (1) incur additional debt, (2) pay dividends or make other distributions or repurchases or redeem its capital stock, (3) make certain investments, (4) create liens, (5) merge or consolidate with another person or transfer or sell assets, (6) enter into restrictions affecting the ability of NBI’s restricted subsidiaries to make distributions, loans or advances to it or other restricted subsidiaries; (7) prepay redeem or repurchase certain indebtedness and (8) engage in transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then-outstanding Nexstar 2027 Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Nexstar 2027 Notes to be due and payable.

The foregoing description of the Indenture and the Nexstar 2027 Notes Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the complete text of the Indenture, which was filed as Exhibit 4.1 to Nexstar’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2019 and is incorporated by reference herein, and the Nexstar 2027 Notes Supplemental Indenture, which is attached to this report as Exhibit 4.3 and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 19, 2019, Merger Sub merged with and into Tribune, with Tribune surviving the Merger as a wholly-owned subsidiary of Nexstar.

Pursuant to the terms of the Merger Agreement, upon completion of the Merger, each issued and outstanding share of Tribune Class A common stock, par value $0.001 per share (the “Tribune Class A Stock”) and Tribune Class B common stock, par value $0.001 per share (“Tribune Class B Stock,” and together with the Tribune Class A Stock, the “Tribune Stock”) immediately prior to the Effective Time, other than shares or other securities representing capital stock in Tribune owned, directly or indirectly, by Nexstar or any of its subsidiaries or any subsidiary of Tribune, was converted into the right to receive $46.687397 in cash (the “Merger Consideration”).

Upon completion of the Merger, each option to purchase shares of Tribune Stock outstanding as of immediately prior to the Effective Time (a “Tribune Stock Option”), whether or not vested or exercisable, was cancelled and converted into the right to receive a cash payment equal to the excess, if any, of the value of the Merger Consideration over the exercise price per share of such Tribune Stock Option, without any interest and subject to all applicable withholding. Any Tribune Stock Option with an exercise price per share that is greater than or equal to the Merger Consideration was cancelled for no consideration or payment.

Upon completion of the Merger, each award of Tribune restricted stock units outstanding as of immediately prior to the Effective Time (“Tribune RSUs”), whether or not vested, immediately vested and was cancelled and converted into the right to receive a cash payment equal to the product of the total number of shares of Tribune Stock underlying such Tribune RSUs multiplied by the Merger Consideration, without any interest and subject to all applicable withholding (the “RSU Consideration”), except that each award of Tribune RSUs granted to an employee on or after December 1, 2018 (other than Tribune RSUs required to be granted pursuant to specified employment agreements or offer letters) (“Annual Tribune RSUs”) that had vested as of the Effective Time was cancelled and converted into the right to receive the RSU Consideration and any Annual Tribune RSUs that remained unvested as of the Effective Time of were cancelled for no consideration or payment.

Upon completion of the Merger, each award of Tribune performance stock units outstanding as of immediately prior to the Effective Time (“Tribune PSUs”), whether or not vested, immediately vested (with performance conditions for each open performance period as of the Closing Date deemed achieved at the applicable “target” level performance for such Tribune PSUs) and was cancelled and converted into the right to receive a cash payment equal to the product of the total number of shares of Tribune Stock underlying such Tribune PSUs multiplied by the Merger Consideration, without any interest and subject to all applicable withholding.

Upon completion of the Merger, each outstanding award of Tribune deferred stock units outstanding as of immediately prior to the Effective Time (“Tribune DSUs”) was cancelled and converted into the right to receive a cash payment equal to the product of the total number of shares of Tribune Stock underlying such Tribune DSUs multiplied by the Merger Consideration, without interest and subject to all applicable withholding.

Upon completion of the Merger, each unexercised warrant to purchase shares of Tribune Stock outstanding as of immediately prior to the Effective Time (a “Tribune Warrant”) was assumed by Nexstar and converted into a warrant exercisable for the Merger Consideration which the shares of Tribune Stock underlying such Tribune Warrant would have been entitled to receive upon consummation of the Merger and otherwise upon the same terms and conditions of such Tribune Warrant immediately prior to the Effective Time.

As a result of the Merger, shares of Tribune Stock, which previously traded under the ticker symbol “TRCO” on the New York Stock Exchange (the “NYSE”), will cease trading and be delisted from the NYSE, effective before the opening of trading on September 19, 2019.

The foregoing descriptions of the Merger Agreement and the Merger do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as filed as Exhibit 2.1 to Nexstar’s Current Report on Form 8-K filed with the SEC on December 3, 2018 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) with respect to the Credit Agreement and the Indenture is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On September 19, 2019, Nexstar issued a press release announcing the closing of the Merger and the related transactions. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 and Exhibit 99.1 hereto shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Nexstar’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

In connection with the Merger, (i) Tribune redeemed its outstanding 5.875% Senior Notes due 2022 in full on September 19, 2019, and (ii) Tribune repaid all obligations under the Credit Agreement, dated as of December 27, 2013, among Tribune, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swing line lender and l/c issuer, and the other lenders party thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Merger will be filed by amendment to this Current Report within 71 calendar days after the date this Current Report was required to be filed with the SEC.

b) Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Merger will be filed by amendment to this Current Report within 71 calendar days after the date this Current Report was required to be filed with the SEC.

Exhibit Number	Description

2.1*

Agreement and Plan of Merger, dated as of November 30, 2018, by and among Nexstar Media Group, Inc., Titan Merger Sub., and Tribune Media Company (incorporated by reference to Exhibit 2.1 to Nexstar’s Current Report on Form 8-K filed December 4, 2018).

4.1

Indenture, dated as of July 3, 2019, between Nexstar Escrow, Inc., as issuer, and Citibank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Nexstar’s Current Report on Form 8-K filed July 3, 2019).

4.2	Form of Senior Note (included in Exhibit 4.1).

4.3	First Supplemental Indenture, dated as of September 19, 2019, by and among Nexstar Broadcasting, Inc., as issuer, the guarantors party thereto, and Citibank, N.A., as trustee.

10.1

Amendment No. 3, dated September 19, 2019, to the credit agreement, by and among Nexstar Broadcasting, Inc., as the borrower, Nexstar Media Group, Inc., as a holding company, Bank of America, N.A., as administrative agent and the financial institutions from time to time party thereto as lenders.

99.1	Press Release of Nexstar Media Group, Inc. dated September 19, 2019.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nexstar hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2019	NEXSTAR MEDIA GROUP, INC.

	By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter Executive Vice President & Chief Financial Officer
Title: